                     SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                            REGISTRATION STATEMENT
                                  ON FORM S-8
                                     UNDER
                          THE SECURITIES ACT OF 1933

                         ANNTAYLOR STORES CORPORATION
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)

              DELAWARE                            13-3499319
      -----------------------            ----------------------------------
      (State of incorporation)          (I.R.S. employer identification no.)

142 West 57th Street, New York, New York                        10019
-----------------------------------------                     ---------
 (Address of principal executive offices)                     (Zip code)

                       THE ANNTAYLOR, INC. SAVINGS PLAN
                       --------------------------------
                           (Full title of the plan)

                        Jocelyn F.L. Barandiaran, Esq.
                         AnnTaylor Stores Corporation
                   142 West 57th Street, New York, NY 10019
                                (212) 541-3226
            --------------------------------------------------------
           (Name, address and telephone number, including area code,
                             of agent for service)

                        CALCULATION OF REGISTRATION FEE
============================================================================

                         Proposed    Proposed
Title of     Amount to   Offering    Aggregate  Amount of
Securities   be          Price Per   Offering   Registration
to be        Registered  Share       Price      Fee
Registered               (1)(2)      (1)(2)

Common
Stock, par
value        50,000      $26.60      $1,330,000 $333
$.0068 per
share
============================================================
(1) Estimated pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act of 1933, as amended (the “Securities Act”), on the basis of the average of the high and low sale prices for a share of Common Stock on the New York Stock Exchange on January 8, 2001, which is within five business days prior to filing.
(2) Estimated solely for the purpose of calculating the registration fee.

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

         Pursuant to Instruction E to Form S-8 under the Securities Act of 1933, the contents of the Registrant’s previous registration statement on Form S-8 (file number 33-55629) filed with the Securities and Exchange Commission, are hereby incorporated in this Registration Statement by reference.

  Exhibit No.                       Description
  -----------   -----------------------------------------------------------
       5        Internal Revenue Service determination letter dated October
                29, 1999, stating that the AnnTaylor, Inc. Savings Plan is qualified under Section 401 of the Internal Revenue Code.

      23        Consent of Deloitte & Touche LLP

===============================================================================

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 10, 2001.

                          AnnTaylor Stores Corporation

                          By: /s/Barry Erdos
                              ----------------------------------------
                                 Barry Erdos, Chief Financial Officer

                          By: /s/James M. Smith
                              ----------------------------------------
                                 James M. Smith, Principal Accounting Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

/s/J. Patrick Spainhour       Chairman of the Board,    January 10, 2001
-----------------------       Chief Executive Officer
   J. Patrick Spainhour       and Director

/s/Patricia DeRosa            President, Chief          January 10, 2001
-----------------------       Operating Officer
   Patricia DeRosa            and Director

/s/Barry Erdos                Executive Vice President  January 10, 2001
-----------------------       Chief Financial Officer
   Barry Erdos                and Treasurer

/s/Gerald S. Armstrong        Director                  January 10, 2001
-----------------------
   Gerald S. Armstrong

/s/James J. Burke, Jr.        Director                  January 10, 2001
-----------------------
   James J. Burke, Jr.

/s/Wesley E. Cantrell         Director                  January 10, 2001
------------------------
   Wesley E. Cantrell

/s/Robert C. Grayson          Director                  January 10, 2001
--------------------
   Robert C. Grayson
-3- ===============================================================================

/s/Ronald W. Hovsepian        Director                  January 10, 2001
-----------------------
   Ronald W. Hovsepian

/s/Rochelle B. Lazarus        Director                  January 10, 2001
-----------------------
   Rochelle B. Lazarus

/s/Hanne M. Merriman          Director                  January 10, 2001
----------------------
   Hanne M. Merriman

     Pursuant to the requirements of the Securities Act of 1933, the persons who administer the Plan have duly caused this registration statement to be signed on behalf of the Plan by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 10, 2001.

                          AnnTaylor, Inc. Savings Plan
                          By:  Plan Administrative Committee

                             By:   /s/ Gerri Feemster
                                   ---------------------------------------
                                   Name: Gerri Feemster
                                   Title: Authorized Committee Represenatative